EXHIBIT 10.48

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT, MUTUAL RELEASE AND SETTLEMENT AGREEMENT

THIS AMENDMENT, MUTUAL RELEASE AND SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of the February 2, 2005, by and between Baxter Capital Corporation, a Delaware corporation (“Baxter Capital”) and Cerus Corporation, a Delaware corporation (“Cerus”).

WHEREAS, pursuant to a Loan and Security Agreement dated November 15, 2002 (the “Loan Agreement”), Baxter Capital Corporation loaned Cerus a total of $50,000,000.00;

WHEREAS, in connection with the Loan Agreement, Cerus, by an authorized officer, executed one promissory note in the principal amount of $50,000,000.00 payable to the order of Baxter Capital Corporation;

WHEREAS, a dispute has arisen between the parties concerning Cerus alleged default under the terms of the Loan Agreement;

WHEREAS, Baxter Capital has filed suit against Cerus to recover the amounts due under the Loan Agreement, and Cerus has filed certain counterclaims against Baxter Capital in connection therewith, and said suit is pending in the Circuit Court of Cook County, Illinois, under docket number 03 L 012222 (the “Civil Action”);

WHEREAS, Baxter Capital and Cerus desire to resolve all differences heretofore existing by and between them with respect to the Civil Action;

WHEREAS, Baxter Capital and Cerus enter into this Agreement in order to provide for amending certain of the terms of the Loan Agreement and full settlement of all claims, matters, and causes of action which were alleged or which could have been alleged in the Civil Action by either party;

WHEREAS, Baxter Healthcare Corporation (“Baxter Healthcare”) and Cerus are concurrently entering into a “Restructuring Agreement” and the “Concurrent Agreements” as defined in the Restructuring Agreement (collectively, “Baxter Healthcare Documents”);

WHEREAS, Baxter Capital and Cerus have agreed that they will execute and comply with the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Baxter Capital and Cerus hereby agree and covenant as follows:

1.                                      Payment: Cerus shall pay the sum of THIRTY FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($34,500,000.00) to Baxter Capital within one (1) business day of the date hereof. All payments hereunder shall be paid by Cerus, in immediately available funds, to Baxter Capital in the form of a wire transfer to the following account:

[ * ]

2.                                      Amendment of the Loan Agreement. Upon execution of this Agreement by the parties and subject to the satisfaction of the conditions precedent set forth in Section 7 below, the Loan Agreement shall be amended as follows:

(a)          Definition of Loan Commitment. The definition of Loan Commitment shall be amended and restated as FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00). As of the date hereof the outstanding Revolving Loans (as defined therein) shall equal the same.

(b)         Definition of Maturity Date. The Maturity Date set forth in Section 1.1 of the Loan Agreement shall be amended and restated as December 15, 2006;

(c)          Amendment to Section 1.1. The second to last sentence of Section 1.1 shall be deleted and replaced with the following;

“Loans made hereunder and repaid shall not be reborrowed.”

(d)         Amendment and Restatement of Section 1.2 Interest. Section 1.2 shall be amended and restated in its entirety to read as follows:

“Interest shall accrue on the outstanding principal amount of the Revolving Loans at eight percent (8.0%) per annum (the “Interest Rate”). All outstanding principal together with all accrued and unpaid interest shall be due and payable on the Maturity Date. Interest shall be computed for the actual number days elapsed on the basis of a 360 day year.”

(e)          Section 1.3 Conversion to Term Loan. Section 1.3 shall be deleted in its entirety and replaced with the text “Intentionally Omitted”.

(f)            Section 5.3 Business. Section 5.3 shall be deleted in its entirety and replaced with the text “Intentionally Omitted”.

(g)         Amendment to Subsection (e) of Section 7.1 Events of Default. Subsection (e) of Section 7.1 shall be amended and restated to read in full as follows:

“The acquisition by any person or entity of 50% or more of the voting equity security of the Borrower or its affiliates; excluding a temporary acquisition by an underwriter or placement agent in connection with an offering of securities.”

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(h)         Subsection (i) of Section 7.1 Events of Default. Subsection (i) of Section 7.1 shall be deleted in its entirety and replaced with the text “Intentionally Omitted”.

(i)             Amendment and Restatement of Section 7.3 Collateral. Section 7.3 shall be amended and restated in its entirety to read as follows:

7.3                                 Collateral. Upon an occurrence and continuance of an Event of Default, the Lender shall have, to the extent permitted by applicable state and federal laws, rules and regulations, the right and power to directly notify the account debtor (as such term is defined in Article 9 of the Illinois Uniform Commercial Code) under the Platelet Agreement of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such account debtor to make payments to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such account debtor

(j)             Amendment to Section 9.12. Section 9.12 shall be amended by inserting the heading “Miscellaneous.” at the beginning of such section and inserting the following sentence at the end of such section:

“An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 9.2 hereof.”

3.                                      Amendment and Restatement of the Revolving Note. Upon execution of this Agreement and subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7 of this Agreement, Cerus shall execute and deliver to Baxter Capital the Amended and Restated Note (the “Restated Note”) dated as of the date of this Agreement in the form attached hereto as Exhibit A. Baxter Capital and Cerus acknowledge and agree that the Restated Note shall be substituted for the Revolving Note dated November 15, 2002 in the original principal amount of $50,000,000.00 executed by Cerus and delivered to Baxter Capital (the “Prior Note”) for all purposes and that upon Cerus’ delivery of the Restated Note to Baxter Capital (a) Baxter Capital shall substitute the Restated Note for the Prior Note in its files and records associated with the Revolving Loans, (b) Baxter Capital shall, concurrently with the delivery by Cerus of the Restated Note, deliver to Cerus the Prior Note, and (c) all references to the “Revolving Note” in the Loan Agreement and any ancillary document thereto shall be deemed to refer to the Restated Note. Baxter Capital and Cerus acknowledge and agree that the Restated Note shall evidence the same obligation as did the Prior Note, that the Restated Note shall be deemed to be substituted as Exhibit A to the Loan Agreement and that the Restated Note constitutes an amendment to, and not a discharge of, the obligations evidenced by the Prior Note.

4.                                      Baxter Capital’s Waiver and Release. Upon execution of this Agreement and subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7(a) of this Agreement:

(a)          Baxter Capital waives the Events of Default it has alleged in connection with the Civil Action and forever releases Cerus, its representatives, officers, directors, shareholders, subsidiaries, partners, divisions, affiliates, employees, agents,

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

successors, and assigns from any and all claims and demands Baxter Capital may have in connection therewith. Except as otherwise set forth herein, Baxter Capital’s waiver hereunder will not in any way operate as a waiver of, or consent with respect to, any other existing or future Event of Default, or a waiver or abandonment of any right or remedy available to Baxter Capital with respect to any such Event of Default, all of which rights are reserved. Baxter Capital acknowledges and affirms that it is not relying on, and has not relied on, any representation or statement made by Cerus with respect to the facts involved in this release or with regard to the rights or asserted rights of Baxter Capital. Baxter Capital hereby assumes all risk with respect to any mistakes of fact with regard to this release and with regard to all facts which are now unknown to Baxter Capital relating thereto.

(b)         Without waiving any of its rights under the Loan Agreement, Baxter Capital withdraws its direction to Baxter Healthcare to make payments to Baxter Capital of amounts due to Cerus under the Platelet Agreement.

(c)          Baxter Capital consents to the modifications to the Platelet Agreement provided for in the Restructuring Agreement and agrees that neither the consummation of the Baxter Healthcare Documents and/or this Agreement, nor the exercise and performance of rights and obligations hereunder and thereunder, constitute any Event of Default under the Loan Agreement.

5.                                      Cerus Release Upon execution of this Agreement and subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7(b) of this Agreement, Cerus forever releases Baxter Capital, its representatives, officers, directors, shareholders, subsidiaries, partners, divisions, affiliates, employees, agents, successors, and assigns from all claims, demands and defenses including those known, unknown or later discovered, which have arisen or may arise out of or incident to the claims in the Civil Action, including all counterclaims and defenses asserted by, sought to be asserted by, or which could have been asserted by Cerus. Cerus acknowledges and affirms that it is not relying on, and has not relied on, any representation or statement made by Baxter Capital with respect to the facts involved in this release or with regard to the rights or asserted rights of Cerus. Cerus hereby assumes all risk with respect to any mistakes of fact with regard to this release and with regard to all facts which are now unknown to Cerus relating thereto.

6.                                      Pending Litigation. The Civil Action shall remain open but stayed on the Court’s docket pending the filing of an Order of Dismissal with Prejudice by Baxter Capital once the condition precedents described in Section 7 below are satisfied. Within ten (10) business days of the satisfaction of all such conditions precedent, Baxter Capital shall file an Order of Dismissal with Prejudice for the Civil Action, including Cerus ‘ counterclaims set forth therein, in the Circuit Court of Cook County, Illinois under docket number 03 L 012222.

7.                                      Conditions Precedent.

(a)          Baxter Capital’s Conditions Precedent. The effectiveness of this Agreement and the obligations of Baxter Capital hereunder are subject to the satisfaction, or waiver by Baxter Capital, of the following conditions precedent:

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

i.              Cerus shall have delivered, or caused to be delivered, to Baxter Healthcare Corporation original fully completed, dated and executed originals of the Baxter Healthcare Documents;

ii.             Cerus shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of (i) this Agreement, and (ii) the Restated Note; and

iii.            Cerus shall have delivered the payment, in the form, amount and manner as set forth in Section 1.

(b)         Cerus’ Conditions Precedent. The effectiveness of this Agreement and the obligations of Cerus hereunder are subject to the satisfaction, or waiver by Cerus, of the following conditions precedent:

i.              Baxter Capital shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of this Agreement; and

ii.             Baxter Healthcare Corporation and Baxter Healthcare, S.A. shall have delivered, or caused to be delivered, to Cerus original fully completed, dated and executed originals of the Baxter Healthcare Documents.

iii.            Baxter Capital shall have delivered, or caused to be delivered the Prior Note.

8.                                      Certification. By executing and delivering this Agreement to Baxter Capital, Cerus hereby certifies that the following statements are true and correct as of the date hereof:

(a)          Except for the allegations set forth in the Civil Action and waived hereunder, Cerus represents and warrants that with respect to the Loan Agreement (as amended) no Event of Default, nor any event that if it continues uncured, will, with the lapse of time, or notice, or both, constitute an Event of Default exists and is continuing.

(b)         The representations and warranties of Cerus set forth in the Loan Agreement (as amended) are true and correct in all material respects on and as of the date of this Agreement with the same effect as though made on and as of such date, subject to the qualification that the representation and warranty concerning actions, suits and proceedings in Section 2.1(e) of the Loan Agreement is qualified as to the securities class action currently pending under Docket No. C-03-5517-JF(RS) against Cerus in Federal District Court for the Northern District of California, the shareholders’ derivative suit relating to Cerus currently pending under Class Action Docket No. C0303092 in California Superior Court (without any implication that either such proceeding might be expected to cause a Material Adverse Change, as defined in the Loan Agreement) and the Civil Action referred to above.

9.                                      Bankruptcy. In the event that a petition for bankruptcy is filed by Cerus or by Cerus’ creditors in such a time and manner as to cause the sums, or any amount thereof, received by Baxter Capital under this Agreement to be declared improper or determined to be a preference

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

under the applicable bankruptcy laws, this Agreement shall become null and void and Baxter Capital shall have full rights to collect the total amounts due under the terms of the Loan Agreement.

10.                               Binding Effect. This Agreement is binding upon the parties, their members, representatives, successors, assigns, heirs and personal representatives. In entering into this Agreement, the parties represent that they have relied upon their own judgment, have completely read the terms of this Agreement, and have had the benefit and assistance of counsel upon which they relied. The parties further acknowledge that they know and fully understand the contents of this Agreement and have signed this Agreement as their own free acts and deeds without influence in the making of the settlement by any representative of any party released in this Agreement.

The parties further agree that, upon request, they shall do such further acts and deeds, and shall execute, acknowledge, deliver, and record such other documents and instruments as may be reasonably necessary from time to time to evidence, confirm, or carry out the intent and purposes of this Agreement.

11.                               Confidentiality, Costs and Fees. The parties acknowledge that the terms and conditions of this Amendment, Mutual Release and Settlement Agreement are deemed confidential and shall remain confidential.

Each party shall be responsible for its attorneys’ fees and costs incurred in the Civil Action and the preparation of this Agreement.

The parties hereby agree that in the event this Agreement results in further litigation between the parties, the prevailing party of such litigation shall be entitled to recover any and all costs incurred (including reasonable attorneys’ fees) in enforcing this Agreement.

12.                               Authority. The parties represent and warrant that no other person or entity has, or has had, any interest in the claims, demands, or causes of action referred to in this Agreement, that they have the sole right and exclusive authority to execute this Agreement and receive the consideration specified in it, and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to here.

By execution of this Agreement, Baxter Capital and Cerus represent and warrant that they have the full right and authority to enter into and perform this Agreement and that by entering into this Agreement they are not in violation of any charter, provision, by-laws, regulations, or agreement by which they are bound or to which they are subject. Baxter Capital and Cerus further represent that the execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action and that the officer or representative who signs this document on their behalf has been authorized to sign this Agreement and has the authority to bind their respective corporation to the terms and provisions of this Agreement.

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.                               No Admission. This Agreement perfects the settlement of claims which are contested and denied by each of the parties. Nothing herein shall be construed to be an admission by any party of any liability of any kind to any other party or parties.

14.                               Entire Agreement. The parties represent that except for the Loan Agreement (as expressly amended and modified by this Agreement) which shall continue to be in full force and effect in accordance with the terms thereof, this Agreement constitutes a complete understanding between Baxter Capital and Cerus and supersedes any and all prior agreements, promises, representations, or inducements, regardless of form, regarding its subject matter. No promises or agreements made subsequent to the execution of this Agreement shall be binding unless reduced to writing and signed by representatives of these parties. The parties further declare and represent that no promise, inducement or agreement not herein expressed other than the Restructuring Agreement and the Concurrent Agreements has been made to the undersigned, and that the terms and conditions of this Agreement are contractual and not a mere recital.

15.                               Severability. It is further understood and agreed that should any portion of this Agreement be held invalid by operation of law or otherwise, the remaining portion shall be given full force and effect and shall not in any way be affected thereby.

16.                               Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the state of Illinois without regard to its conflicts of laws principles.

17.                               Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document. This Agreement shall become effective when one or more counterparts have been signed by each party and delivered to the other party. Counterparts may be effectively delivered by facsimile, with original copies delivered as soon as practicable thereafter.

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the day first above written.

BAXTER CAPITAL CORPORATION

BY:	/s/ Robert M. Davis

ITS:	President

DATE:	2/1/05

STATE OF ILLINOIS

COUNTY OF LAKE

Personally appeared before me, a notary public in and for said State and County, Robert M. Davis, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged himself to be President of Baxter Capital Corporation, the within named bargainor, and, that he, as such Person, executed the foregoing instrument for the purposes therein contained, by signing the name of such corporation by himself as President.

/s/ Sharon Goldstein
Notary Public

My Commission Expires:

August 14, 2007

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CERUS CORPORATION

BY:	/s/ Claes Glassell

ITS:	Claes Glassell, President and CEO

DATE:	February 1, 2005

STATE OF California

COUNTY OF Contra Costa

On, 01 February 2005 before me, Marvin Everhardt, Jr., personally appeared Claes J. Glassell, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Marvin Everhardt, Jr.
Notary Public

My Commission Expires:

June 13, 2006

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

AMENDED AND RESTATED NOTE

$4,500,000.00	Chicago, Illinois
February , 2005

FOR VALUE RECEIVED, the undersigned, CERUS CORPORATION, a Delaware Corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of BAXTER CAPITAL CORPORATION, a Delaware corporation (“Lender”) the sum of FOUR MILLION AND FIVE HUNDRED THOUSAND 00/100 DOLLARS ($4,500,000.00) and all remaining amounts due hereunder in the amounts, on the dates and in the manner as set forth in the Loan and Security Agreement by and among the Borrower and the Lender dated as of November 15, 2002 (as amended from time to time “Loan Agreement”). Interest shall accrue on the unpaid principal amount hereunder at the Interest Rate until such time as the amounts hereunder are paid in full, such interest payable at the times set forth in the Loan Agreement with all outstanding amounts due and payable no later than the Maturity Date. All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The Borrower may prepay in whole or in part any time without any premium or penalty, notwithstanding any refinancing, renewal, extension or modification of this note.

Both principal and interest are payable exclusively lawful money of the United States of America so that the funds are available to the Lender not later than 11:00 a.m. (Chicago time) on the due dates and in the amounts specified in the Loan Agreement. All amounts shall be paid to the Lender’s account at Bank One, N.A., Indianapolis, Indiana. All advances made by the Lender to the Borrower, and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded in the books and records of the Lender and shall be deemed to be conclusively correct absent manifest error. Failure by the Lender to record such advances or payments shall not relieve the Borrower of any obligation with respect to such loan or payment.

This Amended and Restated Note is a substitute note for the Revolving Note referred to in, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. In addition, upon the occurrence of an Event of Default as therein defined, this Amended and Restated Note and all amounts owed hereunder shall accrue interest at two hundred basis points (2.0%) above the interest rate applicable immediately before such event occurred.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived. In the event of an Event of Default the Borrower agrees to pay costs of collection and reasonable attorneys’ fees in connection therewith.

This Amended and Restated Note evidences the same indebtedness as did the Revolving Note dated November 15, 2002 in the original principal amount of $50,000,000.00 from the undersigned to the Lender (the “Prior Note”) which is amended and restated hereby. This note is issued in substitution for (and not in discharge of the indebtedness evidenced by) the Prior Note.

Capitalized terms used but not defined herein have the same meanings as in the Loan Agreement.

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

This Amended and Restated Note shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of Illinois.

CERUS CORPORATION

BY:
Name:
Title:

[ *  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.